
On the Issue Date specified, Ford Motor Credit Company ("Ford  Credit") will issue the series of its Continuously Offered Bonds for
Retail Accounts Due Nine Months or More from the Date of Issue described below.  Merrill Lynch, Pierce, Fenner & Smith Incorporated has agreed to purchase each series of the Notes at the price indicated, for resale at the Price to Public shown below. After the initial public offering of each series, the offering price for that series may be changed.

        Filed under Rule 424(b)(3), Registration Statement No. 333-86832
                   Pricing Supplement No. 36, dated July 21, 2003
                (To prospectus dated May 17, 2002, and prospectus
                         supplement dated June 7, 2002)

                            Ford Motor Credit Company
                 Continuously Offered Bonds for Retail Accounts
                 Due Nine Months or More from the Date of Issue

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   CUSIP                                Price to        Interest Rate per    Interest        Stated Maturity    Survivor's
   Number          Price to Public1    Purchasing            Annum            Payment            Date            Option
                                         Agent1                              Frequency
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  34539C HH8          100.0%            99.6125%            3.300%           Monthly          July 20, 2005    YES

Redemption Information:  N/A
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  34539C HJ4          100.0%            99.3875%            4.400%           Monthly          July 20, 2006    YES

Redemption Information:  N/A
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  34539C HK1          100.0%            99.0250%            5.650%          Quarterly         July 21, 2008    YES

Redemption Information:  N/A
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  34539C HL9          100.0%            98.8250%            6.150%          Quarterly         July 20, 2010    YES

Redemption Information:  N/A
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1 Expressed as a percentage of the aggregate principal amount.
        Trade Date: July 21, 2003                                                                            Merrill Lynch & Co.
        Issue Date: July 30, 2003                                                                              Purchasing Agent
        Minimum Denominations/Increments: $1,000/$1,000                                                      Acting as Principal
        All trades in the Notes described in this pricing supplement will settle on the Issue Date in same-day funds without accrued interest, in book-entry form only through DTC.
        DTC Participant Number:  5132
